UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2008

VOLCANO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-52045	33-0928885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2870 Kilgore Road, Rancho Cordova, CA	95670
(Address of principal executive offices)	(Zip Code)
800-228-4728
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) The table below sets forth the cash bonuses to be paid to the “named executive officers” (as defined under applicable securities laws) of Volcano Corporation (the “Company”) for performance in the year ended December 31, 2007 and their respective base salaries for the year ending December 31, 2008, as approved by the Compensation Committee of the Board of Directors of the Company on February 1, 2008.

Named Executive Officer	Title	2007 Bonus		2008 Base Salary
R. Scott Huennekens	President and Chief Executive Officer	$360,000		$400,000
John T. Dahldorf	Chief Financial Officer and Secretary	100,000		265,000
Vincent J. Burgess	Vice President of Business Development and Marketing	125,000		265,000
Michel E. Lussier	Managing Director of Volcano Europe	75,000		348,180	(1)
Jorge J. Quinoy	Vice President of Global Sales	—	(2)	257,500
John F. Sheridan	Executive Vice President of Research and
	Development and Operations	50,000		245,000

(1)	Mr. Lussier’s salary reflects the conversion of his salary from Euros at the then applicable exchange rate.

(2)	Mr. Quinoy’s cash incentive compensation is comprised of sales commissions. For the year ended December 31, 2007, Mr. Quinoy earned $94,168 in sales commissions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcano Corporation
Dated: February 7, 2008	By:	/s/ John T. Dahldorf
John T. Dahldorf
Chief Financial Officer